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                                                                   EXHIBIT 10.37


                              EMPLOYMENT AGREEMENT


        This Employment Agreement (this "Agreement") is made as of OCTOBER 1, 1999, by and between FIRSTCITY COMMERCIAL CORPORATION, a Texas corporation (the "Employer"), and Terry R. DeWitt, an individual (the "Executive"). The parties, intending to be legally bound, agree as follows:

1.      DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        "AGREEMENT" means this Employment Agreement, as amended from time to time.

        "BASIC COMPENSATION" means Salary and Benefits.

        "BENEFITS" has the meaning as defined in Section 3.1(b).

        "BOARD OF DIRECTORS" means the board of directors of the Employer.

        "BONUS COMMITTEE" means Terry R. DeWitt, G. Stephen Fillip and James C. Holmes; provided, however, if any of the foregoing is not an employee of the Employer as of the last day of the Computation Year in question, then such person shall be replaced by a person designated by the Board of Directors.

        "BONUS POOL" means:

               (a) for the Computation Year ending December 31, 1999, $600,000;

               (b) for the Computation Year ending December 31, 2000: (a) if the Return on Equity for the Computation Year ending December 31, 2000 is at least 15% but less than 20%, 5% of Net Earnings for the Computation Year ending December 31, 2000; and (b) if the Return on Equity for the Computation Year ending December 31, 2000 s 20% or more, 10% of Net Earnings for the Computation Year ending December 31, 2000;

               (c) for the Computation Year ending December 31, 2001: (a) if the Return on Equity for the Computation Year ending December 31, 2001 is at least 15% but less than 20%, 5% of Net Earnings for the Computation Year ending December 31, 2001; and (b) if the Return on Equity for the Computation Year ending December 31, 2001 is 20% or more, 10% of Net Earnings for the Computation Year ending December 31, 2001;

               (d) for the Computation Year ending December 31, 2002: (a) if the Return on Equity for the Computation Year ending December 31, 2002 is at least 15% but less than 20%, 5% of Net Earnings for the Computation Year ending December 31, 2002; and (b) if the Return on Equity for the Computation Year ending December 31, 2002 is 20% or more, 10% of Net Earnings for the Computation Year ending December 31, 2002;



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               (e) for the Computation Year ending December 31, 2003: (a) if the average Return on Equity for the Computation Years ending December 31, 2000 through December 31, 2003 is at least 15% but less than 20%, 5% of Net Earnings for the Computation Year ending December 31, 2003; and (b) if the average Return on Equity for the Computation Years ending
        December 31, 2000 through December 31, 2003 is 20% or more, 10% of Net Earnings for the Computation Year ending December 31, 2003; and

               (f) for the Computation Year ending December 31, 2004: (a) if the average Return on Equity for the Computation Years ending December 31, 2001 through December 31, 2004 is at least 15% but less than 20%, 5% of Net Earnings for the Computation Year ending December 31, 2004; and (b) if the average Return on Equity for the Computation Years ending December 31, 2001 through December 31, 2004 is 20% or more, 10% of Net Earnings for the Computation Year ending December 31, 2004.

        "CAPITAL NOTE" means the promissory note of Employer payable to FirstCity Financial Corporation, as it may be amended, modified, substituted or renewed.

        "COMPUTATION YEAR" means the Fiscal Year of the Employer for which an Incentive Bonus is being determined.

        "CONFIDENTIAL INFORMATION" means any and all of the following, but only to the extent such information or documents were created, learned and/or obtained during the Employment Period (defined below): (a) trade secrets concerning the business and affairs of the Employer; (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials) however documented; and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

        "DISABILITY" has the meaning as defined in Section 6.2.

        "EFFECTIVE DATE" means October 1, 1999.

        "EMPLOYEE INVENTION" means any invention, technique, modification, process, or improvement (whether patentable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, the business then being conducted by the Employer.

        "EMPLOYMENT PERIOD" means the term of the Executive's employment under this Agreement.

        "EMPLOYER" means FirstCity Commercial Corporation.



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        "EQUITY" means the sum of the total shareholder's equity at the beginning of the Computation Year in question and the average month end balance of the Capital Note for the Computation Year in question.

        "FISCAL YEAR" means the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

        "FOR CAUSE" has the meaning as defined in Section 6.3.

        "FOR GOOD REASON" has the meaning as defined in Section 6.4.

        "INCENTIVE BONUS" has the meaning as defined in Section 3.2.

        "NET EARNINGS" means, for the Computation Year in question, the sum of
(i) the net profit of the Employer (including the overhead allocation as budgeted and approved by the executive committee of FirstCity Financial Corporation for the Computation Year in question) before taxes, plus (ii) the interest on the Capital Note, plus (iii) the year-to-date bonus accrual for Senior Management.

        "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

        "POST-EMPLOYMENT PERIOD" has the meaning as defined in Section 8.2.

        "PROPRIETARY ITEMS" has the meaning as defined in Section 7.2(a)(iv).

        "RETURN ON EQUITY" means, for the Computation Year in question, the percentage return determined by dividing (i) Net Earnings by (ii) Equity.

        "SALARY" has the meaning as defined in Section 3.1(a).

2.      EMPLOYMENT TERMS AND DUTIES

        2.1 EMPLOYMENT. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

        2.2 TERM. Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will begin on the Effective Date and end on December 31, 2004.

        2.3 DUTIES. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as Co-President of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional



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activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement.

3.      COMPENSATION

        3.1    BASIC COMPENSATION.

        (a) SALARY. The Executive will be paid an annual salary of $250,000 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly.

        (b) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, stock option, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible subject to the terms of those plans (collectively, the "Benefits").

        3.2 INCENTIVE BONUS. As additional compensation for the services to be rendered by the Executive pursuant to this Agreement, the Employer will pay to the Executive with respect to each Fiscal Year during the Employment Period, commencing with the Fiscal Year ending December 31, 1999, an incentive bonus based on the profits of the Employer (the "Incentive Bonus). A reasonable allocation of the Bonus Pool between the Executive and the other employees of the Employer shall be prepared by the Bonus Committee and submitted to the Board of Directors for review and approval. The Incentive Bonus for the Executive for any Computation Year shall be determined by multiplying (i) the allocation percentage approved by the Board of Directors for the Executive, by (ii) the amount of the Bonus Pool. The Incentive Bonus for any Computation Year will be paid to the Executive on March 15 of the year following the Computation Year.

4.      FACILITIES AND EXPENSES

        4.1 GENERAL. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

5.      VACATIONS AND HOLIDAYS

        The Executive will be entitled to paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. The Executive will be entitled to three weeks paid vacation. The Executive will also be entitled to the paid holidays and other paid leave as set forth in and subject to the Employer's policies, as amended from time to time.




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6.      TERMINATION

        6.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic Compensation, Incentive Bonus, Cash Bonus and the Success/Sale Bonus, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

        (a) upon the death of the Executive;

        (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other, except as to payment of the Cash Bonus which shall be paid to Executive notwithstanding any such disability of the Executive;

        (c) For Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;or

        (d) For Good Reason (as defined in Section 6.4) upon not less than fifteen (15) days' prior written notice from the Executive to the Employer and the failure of the Employer to cure the breach or reduction which constitutes Good Reason during such fifteen (15) day period. In the event Executive exercises his right to terminate the Agreement under this subparagraph, all rights of the Employer under this Agreement, including those set forth in paragraphs 7 and 8 and all subparagraphs thereof, will terminate and will not be enforceable against Executive.

        6.2 DEFINITION OF "DISABILITY". For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve (12) month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

        6.3 DEFINITION OF "FOR CAUSE". For purposes of Section 6.1, the phrase "For Cause" shall have the meaning as determined under common law, and shall include, without limitation: (a) the Executive's material breach of this Agreement; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted



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during the ten-day period preceding termination of this Agreement); (c) the
Executive's appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the Executive's misappropriation (or attempted misappropriation) of any of the Employer's funds or property or commission of any act of fraud or embezzlement by the Executive; (e) willful misconduct or serious or repeated neglect by the Executive in the performance of his duties hereunder; (f) any breach by the Executive of any fiduciary duty to the Employer or any serious or repeated breach by the Executive of any other obligation to the Employer implied by law; (g) the Executive's conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; and (h) the Executive's failure to own and control at least 7% of the issued and outstanding common shares of FirstCity Holdings Corporation.

        6.4 DEFINITION OF "FOR GOOD REASON". For purposes of Section 6.1, the phrase "For Good Reason" means any of the following: (a) the Employer's material breach of this Agreement; (b) a material reduction in Salary or Benefits provided to the Executive pursuant to this Agreement; (c) the filing of a voluntary or involuntary petition by or against FirstCity Financial Corporation or the Employer under Chapter 7 or Chapter 11 of the Bankruptcy Code upon the appointment of a receiver for FirstCity Financial Corporation or the Employer;
(d) a change in control of FirstCity Financial Corporation or the Employer; or
(e) the budget for the Employer prepared by management and approved by the board of directors of the Employer cannot be executed because of the failure of FirstCity Financial Corporation to provide the capital or financing required by the budget.

        6.5 TERMINATION PAY. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

        (a) SALARY. Upon the termination of this Agreement, the Executive will be entitled to receive his Salary only through the date such termination is effective.

        (b) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans or by operation of law.




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        (c) INCENTIVE BONUSES. Except as provided in Section 6.5(d), the
        Incentive Bonuses are only payable in the event that the Executive is actively employed by Employer on the date the bonus is payable. Except as provided in Section 6.5(d), upon the termination of this Agreement, the Executive will not be entitled to any Incentive Bonus.

        (d) INCENTIVE BONUSES IN THE EVENT OF DEATH OR DISABILITY. In the event this Agreement is terminated due to the death or disability of the Executive, the Executive shall be entitled to an Incentive Bonus for the Computation Year in which this Agreement is terminated. The amount of the Incentive Bonus shall be determined in accordance with Section 3.2.

7.      NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

        7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that
(a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) Employer has required that the Executive make the covenants in this Section 7 as a condition to entering into this Agreement; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

        7.2 AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

        (a)    CONFIDENTIALITY.

               (i) During the Employment Period and the Post-Employment Period (as defined below), the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

               (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

               (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.




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               (iv) The Executive will not remove from the Employer's premises
               (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code owned by the Employer, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

        (b) EMPLOYEE INVENTIONS. Each Employee Invention will belong exclusively to the Employer. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

               (i) disclose to the Employer in writing any Employee Invention;

               (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

               (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

               (iv) sign all other papers necessary to carry out the above obligations; and

               (v) give testimony and render any other assistance but without expense to the Executive in support of the Employer's rights to any Employee Invention.

        7.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. In the event any arbitration or court proceeding is instigated relating to this Agreement, the parties to this Agreement agree to make good faith efforts to preserve the secrecy of any Confidential Information.

8.      NON-COMPETITION AND NON-INTERFERENCE

        8.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that:
(a) the services to be performed by him under this Agreement are of a special, unique, unusual,



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extraordinary, and intellectual character; (b) the Employer's business is international in scope; (c) the Employer competes with other businesses that are or could be located in any part of the world; (d) Employer has required that the Executive make the covenants set forth in this Section 8 as a condition to entering into this Agreement; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

        8.2 COVENANTS OF THE EXECUTIVE. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

        (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer anywhere within North America; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

        (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

        (c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the 180 days following the Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and the Post-Employent Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

        (d) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

        For purposes of this Section 8.2, the term "Post-Employment Period" means the one (1) year period beginning on the date of termination of the Executive's employment with the Employer.

        For purposes of this Section 8 only, the term "Employer" means the Employer and/or any of the Employer's subsidiaries or affiliates.




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        If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

        The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant. The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten (10) days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

9.      GENERAL PROVISIONS

        9.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

        9.2 COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Executive has been advised to independently consult with the Executive's counsel in all respects concerning the reasonableness and propriety of such covenants.

        The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Buyer, will not excuse the Executive's breach of any covenant in Section 7 or 8 unless the Agreement is terminated pursuant to paragraph 6.1(d) hereof.

        If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8 unless the Agreement is terminated pursuant to paragraph 6.1(d) hereof.

        9.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate



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any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

        9.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

        9.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

        9.6 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

        9.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

        If to Employer:      FirstCity Commercial Corporation
                             P.O. Box 8216
                             Waco, Texas  76714-8216
                             Attention:  James T. Sartain
                             Facsimile:  254-751-1208

        If to the Executive: Terry R. DeWitt

                             --------------------------------

                             --------------------------------




EMPLOYMENT AGREEMENT                                                     PAGE 11

        9.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

        9.9 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

        9.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        9.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        9.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        9.13 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        9.14 NO CONSTRUCTION AGAINST PREPARER. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party's having or being deemed to have prepared or imposed such provision.

        9.15 COUNSEL. Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement, and has had ample opportunity to read, review, and understand the provisions of this Agreement.

        9.16 ATTORNEY'S FEES. In the event of any litigation between Employer and the Executive arising under or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation (including reasonable attorney's fees, expenses and disbursements) incurred by the prevailing party.

        9.17 NON-WAIVER. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a



EMPLOYMENT AGREEMENT                                                     PAGE 12
waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

        9.18 TIME OF ESSENCE; DATES. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date.

        9.19 FACSIMILE AS WRITING. The party expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Agreement.

        9.20 ARBITRATION. The parties agree that any controversy or claim arising out of or relating to this Agreement, the Executive's employment or termination, including all statutory and common law claims (except for workers' compensation and unemployment claims) will be settled exclusively by final and binding arbitration. Arbitration will be governed by the Federal Arbitration Act and administered by the Judicial Arbitration and Mediation Services Rules for the Resolution of Employment Disputes (JAMS). The arbitrator is empowered to award all appropriate remedies under Texas or federal law. The arbitrator shall have exclusive authority to resolve any dispute relating to the validity, interpretation, application and enforcement of this Agreement. Judgment on the arbitrator's award may be enforced in any court with proper jurisdiction. Each party will equally bear all costs and legal fees of arbitration, unless otherwise required by law. The parties further agree that the arbitration will occur in Waco, McLennan County, Texas.

        9.21 TERMINATION OF PRIOR AGREEMENTS. EMPLOYER AND EXECUTIVE ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT IS THE ONLY AGREEMENT RELATING TO THE TERMS OF EMPLOYMENT, COMPENSATION, BONUSES, RIGHTS TO ANY PROFITS (OR INTEREST THEREIN) OR ANY OTHER CLAIM TO PAYMENTS OF ANY KIND OF THE EXECUTIVE RELATING TO THE EMPLOYER, FIRSTCITY FINANCIAL CORPORATION OR ANY OF THEIR AFFILIATES OR SUBSIDIARIES COVERING THE EMPLOYMENT PERIOD OR ANY PERIOD OF TIME PRIOR TO THE EFFECTIVE DATE. ANY AND ALL OTHER AGREEMENTS BETWEEN THE PARTIES TO THIS AGREEMENT RELATING TO THE TERMS OF EMPLOYMENT, COMPENSATION, BONUSES, RIGHTS TO ANY PROFITS (OR INTEREST THEREIN) OR ANY OTHER CLAIM TO PAYMENTS OF ANY KIND (WHETHER DEFERRED OR OTHERWISE), OR OTHER EMPLOYMENT MATTERS BETWEEN THE EXECUTIVE AND EMPLOYER, FIRSTCITY FINANCIAL CORPORATION, OR ANY OF THEIR AFFILIATES OR SUBSIDIARIES ARE HEREBY TERMINATED.

                    [END OF PAGE - SIGNATURE PAGE TO FOLLOW]



EMPLOYMENT AGREEMENT                                                     PAGE 13

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                    EMPLOYER:

                                    FIRSTCITY COMMERCIAL CORPORATION


                                    By:       /s/ James T. Sartain
                                        ---------------------------------

                                    Name:         James T. Sartain
                                         --------------------------------
                                    Title:           Chairman
                                          -------------------------------

                                    EXECUTIVE:


                                    /s/ Terry R. DeWitt
                                    -------------------------------------
                                    Terry R. DeWitt